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                                                   EX-99.B(h)wrapplegabc
Waddell & Reed Fund Families
APPLICATION
RETIREMENT PLAN ACCOUNT
Waddell & Reed, Inc.
Attention: Dealer Services
6300 Lamar Avenue
Shawnee Mission, KS 66202
Legend Equities Corporation
Affix New Account Label Here
1
I (We) make application for an account to be established as follows:
PLAN TYPE o DOCUMENT SPONSORED BY: ( )W&R* ( )UMB
PLEASE CHECK ONE OF THE FOLLOWING:
() IRA (701/054)                                 () Simple IRA (765/054)
() Roth IRA (791/054)                            () 403b(7) TSA (773/054)
() Simplified Employee Pension o SEP (702/054)   () 457 Plan (730/731)
                                                 () Other
REGISTRATION
NEW ACCOUNT         or        NEW FUND FOR EXISTING ACCOUNT
                              (must have same ownership):
___________________________________________________________________________
   Trustee/Custodian or Education IRA Responsible Party
___________________________________________________________________________
   Employer or Business/Organization Name, if Applicable for Plan Type
___________________________________________________________________________
   Plan Type Tax Identification #, if Applicable
___________________________________________________________________________
   Employer Tax Identification #, if Applicable
___________________________________________________________________________
   Plan Year End (Month/Day/Year)
___________________________________________________________________________
   Cumulative Discount Number (from existing account(s) if applicable)
___________________________________________________________________________
   Participant, Planholder or Education IRA Beneficiary
___________________________________________________________________________
   Social Security # or Taxpayer Identification #
___________________________________________________________________________
   Date of Birth(Month/Day/Year)
___________________________________________________________________________
   Mailing Address
___________________________________________________________________________
   City                     State                      Zip Code
___________________________________________________________________________
   Telephone (home)              Telephone (office)
___________________________________________________________________________
   Citizenship (Required in VA)
INVESTMENTS
*Make check payable to Waddell & Reed, Inc.
                                                    (Check appropriate box)
      Fund         Amount        **Year of       Automatic Investment Service
  (enter code)     Enclosed    Contribution           to be established?
                                                  (If Yes Complete Section 4)
    ________    $____________   __________           () Yes       () No
    ________    $____________   __________           () Yes       () No
    ________    $____________   __________           () Yes       () No
    ________    $____________   __________           () Yes       () No
    ________    $____________   __________           () Yes       () No
    ________    $____________   __________           () Yes       () No
          Total $____________
**If left blank we will assume current year contribution.
                                   A              B              C
WADDELL & REED ADVISORS FUNDS   Shares         Shares         Shares
Income                           621            121            321
Science & Technology             622            122            322
Accumulative                     623            123            323
Bond                             624            124            324
International Growth             625            125            325
Continental Income               627            127             27
High Income                      628            128            328
Vanguard                         629            129            329
New Concepts                     630            130            330
High Income II                   634            134            334
Small Cap                        677            177            377
Retirement Shares                680            180            380
Asset Strategy                   684            184            384
Cash Management                  750            150            350
Government Securities            753            153            353
                                   A              B              C
W&R FUNDS                       Shares         Shares         Shares
Total Return                     601            501            301
Small Cap Growth                 602            502            302
Limited-Term Bond                603            503            303
International Growth              605           505            305
Asset Strategy                   606            506            306
Science & Technology             608            508            308
High Income                      609            509            309
Large Cap Growth                 667            567            367
Mid Cap Growth                   668            568            368
Money Market                     670            570            370
Page 1 of 3 LAP1765 (06/2000)
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2
BENEFICIARY:
Only For Traditional, Roth, SEP, Simple and Education IRAs and 403b(7)TSAis.
                       Tax
 Full Name of     Identification       Date of
 Beneficiary          Number            Birth      Relationship    Percent
___________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________
3
CLASS A SHARES ONLY
This purchase may be entitled to a reduced sales charge for the following reason(s):
() Existing Letter of Intent (LOI) for $_____________________
    under LOI number _________________________
() Letter of Intent for $_____________________ is hereby executed.
   See below for amounts, terms and conditions.
   $100,000   $200,000   $300,000   $500,000   $1,000,000   $2,000,000
() Shareholder(s) has CUMULATIVE DISCOUNT NUMBER _____________________
() Shareholder linked to following existing accounts for Rights of
   Accumulation purposes:
   Account numbers(s)
     ______________________   ______________________   ___________________
     ______________________   ______________________
() Other accounts are being opened at this time that qualify to be linked for Rights of Accumulation. The accounts are being opened under the names and tax identification numbers as follows:
   Tax Identification Number            Names(s)
   ________________________________     ___________________________________
   ________________________________     ___________________________________
   ________________________________     ___________________________________
LETTER OF INTENT TERMS AND CONDITIONS (Class A shares only)
1.
  This Agreement does not bind the investor to buy, or Waddell & Reed, Inc. to sell, any shares.
2.
  This Agreement can only be terminated before the 13 months has elapsed by submitting a written request signed by all owners.
3.
  Any purchase made under this Agreement will be made at the offering price applicable to a one-time purchase of the amount the investor has checked on the front of this Agreement as described in the prospectus of the fund or funds being purchased.
4.
  If the amount invested during the 13-month period covered by this
  Agreement exceeds the required amount and is large enough to qualify for a sales charge lower than that available under this Agreement, the lower sales charge will be applied to the amount invested. Upon termination of this Agreement, a price adjustment will be made to give effect to the lower sales charge and the amount of the price adjustment will be reinvested in additional shares of the fund(s) on the date of termination.
5.
  If the amount invested during the 13-month period covered by this
  Agreement is less than the required amount, the sales charge for the investments reverts back to that outlined in the Fund Prospectus, as if the Agreement had not been executed. Waddell & Reed, Inc. will subtract shares equal in value to the amount of the additional sales charge due from escrowed shares. The investor hereby irrevocably appoints Waddell & Reed, Inc. or its successors or assigns, as attorney to surrender for redemption shares in an amount equal to the additional sales charge owed on the purchases made. This appointment and the authority granted herein shall be binding on the heirs, legal representatives, successors and assigns of the investor.
6.
  While the value of purchases made prior to the acceptance date of this Agreement will be considered in determining the Intended Investment, the sales charge imposed on prior purchases will not be retroactively reduced.
7.
  Shares purchased directly to W&R Money Market/or Waddell & Reed Advisors Cash Management will not be considered when determining the net asset value of shares presently held by the investor as of the date of acceptance of this Agreement, nor for determining the amount invested under this Agreement. However, non-commissionable shares are considered for these purposes.
Page 2 of 3 LAP1765 (06/2000)
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4
ESTABLISH AUTOMATIC INVESTMENT SERVICE n IRA, Roth IRA, Simple IRA only.
                           Draft                     Frequency
           Draft Is To     Amount        (check one n monthly will be used
   Fund     Begin On       $25.00                 if not checked)
  (Enter   (Month/Day/    Minimum                           Semi-
  code)       Year)       Per Fund  Monthly   Quarterly   Annually  Annually
  ______   __________   $___________   ()         ()         ()       ()
  ______   __________   $___________   ()         ()         ()       ()
  ______   __________   $___________   ()         ()         ()       ()
Authorization to honor checks drawn by Waddell & Reed, Inc.
As a convenience to me, I hereby request and authorize you to pay and charge to my or our account identified above, debit entries drawn on the account by Waddell & Reed, Inc. provided there are sufficient funds in the account to pay the same on presentation. This authorization shall remain in effect until revoked by me in writing and until you actually receive such notice. I agree that you shall be fully protected by honoring any such debit entry. I agree that your rights in respect to any debit entry shall be the same as if it were a check signed personally by me. I further agree, that if any such debit entry be dishonored, whether intentionally or inadvertently, you shall be under no liability whatsoever.
PLEASE COMPLETE THE FOLLOWING IN ITS ENTIRETY.
___________________________________________________________________________
   NAME OF DEPOSITOR (as shown on financial institution records)
___________________________________________________________________________
   FINANCIAL INSTITUTION NAME
___________________________________________________________________________
   FINANCIAL INSTITUTION ADDRESS
___________________________________________________________________________
   CITY/STATE/ZIP
___________________________________________________________________________
  Financial Institution ABA Routing Number
___________________________________________________________________________
  Account Number at Financial Institution
Check One   () Checking Account   () Savings Account
Tape your voided check here.
(Do not send deposit slip)
5
ACKNOWLEDGEMENT
_ I (We) have received a copy of the current prospectus of the Funds selected, and agree to the terms therein and herein.
_ Under penalties of perjury, I certify that the social security number or other taxpayer identification number shown in Section 1 is correct (or I am waiting for a number to be issued to me) and (strike the following if not true) that I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest and dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.
_ I (we) understand that there may be a deferred sales charge upon the redemption of any Class B or C shares held in the account for less than the time specified in the prospectus.
Signature(s) of Purchasers (all joint purchasers must sign). Sign exactly as name(s) appear in registration.
The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding.
___________________________________________________________________________
(Signature)     (Printed Name)     (Title, if any)
___________________________________________________________________________
(Signature)     (Printed Name)     (Title, if any)
___________________________________________________________________________
(Advisor/Representative Signature)   Advisor/Representative Number   (Date)
___________________________________________________________________________
Dealer Approval/Securities Principal
Check Any Items Enclosed With Application
() Additional Applications
() Check enclosed #
() Other
Page 3 of 3
LAP1765 (06/2000)